SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 28, 2005

                REDWOOD MICROCAP FUND, INC.
(Exact name of registrant as specified in its charter)

Colorado	811-03986	84-0937822
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

6180 Lehman Drive, Suite 103, Colorado Springs, Colorado 80918
(Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code: (719) 593-2111

___________________________________________________
(Former name or former address, if changed since last report)
ITEM 7.01	REGULATION FD DISCLOSURE
ITEM 8.01	OTHER EVENTS

          On March 28, 2005, the Company issued a press release announcing that its three major shareholders have entered into definitive agreements to sell a controlling interest in Redwood to Gibbs Holdings, Inc. John Power has resigned as Presidents and Director of Redwood but will remain as a consultant. A copy of the press release is attached hereto.

ITEM 9.01:     FINANCIAL STATEMENTS AND EXHIBITS
(a)	Exhibit
Item	Title
99.1	Press Release dated March 28, 2005.

 SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDWOOD MICROCAP FUND, INC.
	Date: March 28, 2005	By: /s/ John Gibbs John Gibbs, President